UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
[Missing Graphic Reference]FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: February 9, 2010

China New Media Corp.
(Exact name of registrant as specified in its charter)

Delaware	000-53027	33-0944402
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Dalian Vastitude Media Group
8th Floor, Golden Name Commercial Tower
68 Renmin Road, Zhongshan District, Dalian, P.R. China
(Address of Principal Executive Offices)

116001
(Zip Code)

86-0411-8272-8168
(Registrant's telephone number, including area code)

N/A
(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

    On February 9, 2010, China New Media Corp. (the “Company”), through its subsidiary Vastitude (Beijing) Technology Co., Ltd. (“Vastitude”), entered into a Cooperation Agreement with Beijing Shidai Lianxin Cultural Propagation Co., Ltd. (“Shidai Lianxin”) pursuant to which the parties agreed to install around100 large LED screens in various business areas in Beijing, China.  These large-size LED screens will be used primarily for advertising media operations and the remaining time slots will broadcast cultural information between China and Taiwan for a minimum of 15 years.  Vastitude will pay approximately $293,000 (RMB 2 million) as an initial management fee to Shidai Lianxin, who will be responsible for obtaining all the required approvals of the project, determine and review the broadcasting content.  After the first year, Shidai Lianxin will charge Vastitude the review and editing fee of the broadcasting content, which will be negotiated by the parties at such time.

    On February 10, 2010, the Company, through its subsidiary Dalian Vastitude Media Group Co., Ltd. (“V-Media”), entered into a Cooperation Agreement with Liaoning Daily Newspaper Media Group Co., Ltd. (“Liaoning Daily Newspaper”) pursuant to which the parties formed a strategic alliance to install and operate five large LED screens for advertising purposes in the business districts of Shenyang and Shenyang North Railway Station.  Liaoning Daily Newspaper will assist with the procedures for operating the LED screens and V-Media will pay to Liaoning Daily Newspaper an annual management fee of approximately $59,000 (RMB 400,000).  In addition, V-Media will pay an initial fee of approximately $29,000 (RMB 200,000) to Liaoning Sports Bureau to complete the production and installation of the LED screens for the the 12th National Games of the People's Republic of China.  The term of the alliance is for eight years.  During the alliance, Liaoning will provide a discount on its advertising services to V-Media and V-Media must refrain from broadcasting certain advertisements.

    The foregoing descriptions of the agreements are qualified in their entirety by reference to the agreements, copies of which are filed hereto as Exhibit 10.1 and 10.2 and incorporated herein by reference.

Item 9.01.   Financial Statements and Exhibits.

(d)           Exhibits

Exhibit 10.1	Cooperation Agreement between Vastitude (Beijing) Technology Co., Ltd. and Beijing Shidai Lianxin Cultural Propagation Co., Ltd., dated February 9, 2010.

Exhibit 10.2	Cooperation Agreement between Dalian Vastitude Media Group Co., Ltd. and Liaoning Daily Newspaper Media Group Co., Ltd., dated February 10, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

China New Media Corp.

Date: March 4, 2010	By:	/s/ Guojun Wang
	Name:	Guojun Wang
	Title:	Chief Executive Officer

EXHIBIT INDEX
Form 8-K

Filed
Exhibit No.	Description	Herewith	By Reference
10.1	Cooperation Agreement between Vastitude (Beijing) Technology Co., Ltd. and Beijing Shidai Lianxin Cultural Propagation Co., Ltd., dated February 9, 2010.	X
10.2	Cooperation Agreement between Dalian Vastitude Media Group Co., Ltd. and Liaoning Daily Newspaper Media Group Co., Ltd., dated February 10, 2010.	X